UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2020

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

145 E. University Boulevard, Tucson, AZ 85705

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Item 8 - Other Events.

On July 2, 2020, the Company received notice from the U.S. Food & Drug Administration (“FDA”) stating that the FDA has reviewed the Section 510(k) premarket notification of intent to market filed by the Company’s subsidiary, Psoria-Shield, Inc. (“PSI”), for PSI’s AURORA device and has determined that the device is substantially equivalent to legally marketed predicate devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, that do not require approval of a premarket approval application (PMA), and may therefore, market the device, subject to the general controls provisions of the Act. The AURORA device is indicated for use in targeted PUVA photochemistry and UVB phototherapy for the treatment of skin conditions including psoriasis, vitiligo, atopic dermatitis (eczema), and seborrheic dermatitis. In addition, the system UVB channel is indicated for the treatment of leukoderma.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired. None.

(b) Pro forma financial information. None.

(c) Shell Company Transaction. Not applicable.

(d) Exhibits. US Food & Drug Administration Letter dated July 2, 2020

EXHIBIT INDEX

Exhibit No.	Description

8.01	US Food & Drug Administration Letter dated July 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: July 6, 2020	By:	/s/ Calvin R. O’Harrow
Calvin R. O’Harrow
President, CEO